EXHIBIT 23.3 Consent of Experts and Counsel


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)


April 25, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of April 25, 2001, on the Financial Statements of Global Boulevard International, Inc. for the three months ending March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
--------------------------
G. Brad Beckstead, CPA

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